                                                                     Exhibit 8.2


[THORSTEINSSONS LETTER HEAD]           P.O. BOX 49123, THREE BENTALL CENTRE
                                       TWENTY-SEVENTH FLOOR, 595 BURRARD STREET
                                       VANCOUVER, B.C. CANADA V7X IJ2
TAX LAWYERS--------------------------------------------------------------------
                                                       TELEPHONE (604) 689-1261
                                                       FACSIMILE (604) 688-4711



November 6, 1997


Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  GST Telecommunications, Inc. (the "Company")
-------------------------------------------------

Gentlemen:

We have acted as Canadian tax counsel to GST Telecommunications, Inc., a federally chartered Canadian corporation (the "Company") in connection with its filing of a registration statement on Form S-3 (the "Registration Statement") relating to the issuance of 7,000,000 common shares of the Company (the "Share") and more particularly described in the Registration Statement.

Our opinion with respect to the material Canadian federal income tax consequences of the purchase, ownership and disposition of the Shares is set forth in full under the caption "Certain Canadian Tax Considerations" in the Registration Statement.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to us under the captions "Legal Matters" and "Certain Canadian Tax Considerations" in the prospectus constituting part of the Registration Statement.


Your truly,

    /s/ S. M. Cook
-------------------------
        S. M. Cook


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